Exhibit 10 (a)


                            UNION PACIFIC CORPORATION

                     EXECUTIVE STOCK PURCHASE INCENTIVE PLAN


1.      PURPOSE

The Union Pacific Executive Stock Purchase Incentive Plan (the "Plan") is intended to (i) encourage and facilitate ownership of shares of the common stock of Union Pacific Corporation (the "Company") by officers and other key executives of the Company and its Subsidiaries, (ii) create a working environment where participating executives of the Company and its Subsidiaries share in the same risks and rewards as the Company's other shareholders, and
(iii) create a retention vehicle by:

? providing participating executives of the Company and its Subsidiaries with an opportunity to significantly increase their ownership of common stock of the Company coupled with incentive awards based on the performance of the Company and its common stock and

? providing this opportunity in a manner that places participating executives at risk in the event of inadequate Company performance.

2.      DEFINITIONS

Except where the content otherwise indicates, the following definitions apply:

"Applied Dividends" means regular cash dividends on Common Stock purchased pursuant to a Purchase Award which are to be applied to offset (partially or wholly) interest accruing on the Purchase Loan as required pursuant to Section 7(d)(i) and which the Company's stock transfer agent shall be irrevocably directed by each Participant to deliver directly to the Company for such purpose to the extent required to comply with Section 7(d)(i).

"Board" means Board of Directors of the Company.

"Cause" means the deliberate, willful or gross misconduct of the Participant, as determined by the Committee.

"Code" means the Internal Revenue Code of 1986, as amended.

"Combination Deferred Award" means the grant to a Participant, upon the Participant's exercise of the Purchase Award, of Deferred Performance Award #1, Deferred Performance Award #2, Deferred Performance Award #3 and Deferred Service Incentive Award, as described in Section 8.

"Commission" means the Securities and Exchange Commission.

"Committee" means the Compensation and Benefits Committee of the Board or such other committee of the Board as may be designated by the Board, the Committee being composed of not less than two persons who qualify as "disinterested persons" as defined in Rule 16b-3(c)(2), as promulgated by the Commission under the 1934 Act, or any successor definition adopted by the Commission.

"Common Stock" means the Common Stock, $2.50 par value per Share, of the Company.

"Company" means Union Pacific Corporation, a Utah corporation, or any successor corporation.
"Deferred  Performance  Awards"  means the  following  awards,  as  described in
Section 8: Deferred Performance Award #1, Deferred Performance Award #2 and Deferred Performance Award #3.

"Deferred  Service  Incentive  Award" means the award so named and  described in
Section 8.

"Designated Payment Date" means the date designated by the Company for a cash payment to a Participant (or the estate of a deceased Participant) with respect to any part or all of a Combination Deferred Award, which date shall be no later than January 31, 2003 and, in the case of any cash payment with respect to a Participant's Combination Deferred Award after the Participant's Termination of Service because of death, no later than six months after such Termination of Service.

"Effective Date" means the date the Plan is adopted by the Board.

"Interest Rate" means the "applicable federal rate" in effect on the Purchase Date for loans with a final maturity date of January 31, 2006 with interest compounded annually, as determined by Section 1274(d) of the Code.

"Market Price" with respect to a Share shall mean, for any given date (or in the event such date is not a Trading Day with respect to the Share, the last Trading Day prior to such date), the average of the high and low trading prices per Share on such date, as reported in The Wall Street Journal listing of composite transactions for New York Stock Exchange issues.

"1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

"Participant" means each eligible employee of the Company or any of its Subsidiaries who is designated by the Committee to receive a Purchase Award.

"Performance Criteria" means the following three criteria:

        Criterion   #1:  For  twenty   consecutive   calendar  days  during  the
        Performance Period the Market Price of a Share has increased at least 15% over the Purchase Price;

        Criterion #2:  Either of the following two events has occurred:
               (i) The Company has achieved annual earnings per Share equal to, or greater than, $5.00 per Share during any calendar year in the Performance Period or (ii) Criterion #3 has been achieved; and

        Criterion #3:  Either of the following two events has occurred:
               (i) The Company has achieved annual earnings per Share equal to, or greater than, $6.00 per Share during any calendar year in the Performance Period or (ii) The Market Price of a Share for twenty consecutive calendar days during the Performance Period has equaled or exceeded $85.00.

"Performance Period" means, with respect to each Purchase Award, the period of time beginning on the Purchase Date with respect to such Purchase Award and ending on January 31, 2003.

"Plan" means this Union Pacific Corporation Executive Stock Purchase Incentive Plan, as amended from time to time in accordance with the Plan's provisions.

"Purchase Award" means an award to a Participant permitting such Participant to purchase Shares pursuant to Section 6 at the Purchase Price, together with related Purchase Loan, Combination Deferred Award and Special Deferred Award rights upon exercise of the Purchase Award.

"Purchase Date" means the date a Participant purchases Shares pursuant to a Purchase Award.

"Purchase Loan" means an extension of credit to the Participant by the Company evidenced by a Purchase Note.

"Purchase Note" means a full recourse promissory note with respect to the Purchase Loan in substantially the same form as set forth on Exhibit A.

"Purchase Price" of a Share means fair market value of a Share on the Purchase Date, as determined by the Committee.

"Remaining Balance" means the principal balance of the Purchase Loan (including accrued but unpaid interest) outstanding immediately following the end of the Performance Period and the making of any prepayments required by Section 7(d)(ii).

"Service" means employment with the Company or its Subsidiaries.

"Share" means a share of the Company's Common Stock.

"Special Criterion" means attaining a Market Price per Share which equals or exceeds $100.00 for twenty consecutive calendar days during the Performance Period.

"Special   Deferred   Award"  means  the  grant  to  a  Participant,   upon  the
Participant's exercise of the Purchase Award, of the Special Deferred Award, as described in Section 9.

"Subsidiary" means a corporation (or partnership, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

"Termination of Service" means a Participant's termination of Service such that he or she is no longer an employee of either the Company or any of its Subsidiaries for any reason whatsoever; provided, however, that, for purposes of this Plan, a Participant who becomes subject to a long-term disability (within the meaning of the Company's long-term disability plan (or the relevant Subsidiary's long-term disability plan), as in effect from time to time) shall be deemed to be continuing his or her Service during such period of long-term disability.

"Total Purchase Price" means, with respect to each Participant, the Purchase Price multiplied by the number of Shares purchased pursuant to the Participant's Purchase Award.

"Trading Day" means, with respect to the Common Stock, a day on which the Common Stock is publicly traded on the New York Stock Exchange.

3.      SHARES SUBJECT TO THE PLAN

The aggregate number of Shares that may be issued under the Plan shall not exceed 1,100,000 Shares.

4.      TERM OF THE PLAN

The Plan shall become effective upon adoption by the Board. The Plan shall be terminated on January 31, 2003; provided, that Combination Deferred Awards, Special Awards and Purchase Loans outstanding as of such date shall not be affected or impaired by the termination of the Plan; provided further that no Purchase Awards shall be granted after December 31, 1999.

5.      ELIGIBLE EMPLOYEES

All officers of the Company and other key executives of the Company and its Subsidiaries who, in the opinion of the Committee, can materially influence the long-term performance of the Company and/or its Subsidiaries are eligible to receive a Purchase Award. The Committee shall have the power and complete discretion to select those eligible employees who are to receive Purchase Awards.

6.      STOCK PURCHASE

(a) Grant of Purchase Award. The number of Shares purchasable under a Purchase Award for any Participant and the Purchase Date shall be determined by the Committee. The Committee shall, with respect to each Purchase Award, give written notice to each Participant receiving such Purchase Award stating
     (i) the maximum and minimum number (which numbers may be identical) of Shares that may be purchased under the Purchase Award, (ii) the Purchase Date and (iii) the Interest Rate and other terms pertaining to the Purchase Loan.

(b) Exercise of Purchase Award. A Participant shall exercise a Purchase Award by delivering to the Company on the Purchase Date (or within a reasonable time thereafter specified by the Company) (i) a notice stating the number of Shares (not less than the minimum number and not more than the maximum number specified in the Purchase Award) such Participant elects to purchase on the Purchase Date, and (ii) an executed Purchase Note and any other documents required pursuant to the Plan. Any Participant who does not elect to purchase at least the minimum number of Shares under the Purchase Award on the Purchase Date (or within a reasonable time thereafter specified by the Company) shall forfeit any rights under the Plan with respect to such Purchase Award, including, without limitation, any right to receive a Purchase Loan, Combination Deferred Award or Special Award related to such Purchase Award.

(c) Closing Time. The exercise of the Purchase Award by a Participant, the delivery of the Purchase Note and the issuance by the Company of the Shares purchased pursuant to the Purchase Award shall be effective at 5:00 p.m., New York City time, on the Purchase Date (the "Closing Time"). After the Closing Time, such Participant shall be a stockholder of the Company for all purposes. Notwithstanding anything herein to the contrary, the Committee shall have the absolute right, in its sole discretion, to revoke any Purchase Award, including, without limitation, any right to receive a Purchase Loan, Combination Deferred Award or Special Award related to such Purchase Award, prior to the Closing Time.

7.      LOAN PROVISIONS

(a) General. The Company shall extend a Purchase Loan to a Participant upon exercise of a Purchase Award subject to the terms and conditions set forth in this Section 7. The original principal amount of the Purchase Loan, which shall be unsecured, shall be equal to the Total Purchase Price. Such Purchase Loan shall be evidenced by a Purchase Note with full recourse against the Participant as maker of the note. The obligations of the Participant under the Purchase Note shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by any change in the existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or the market value of the Common Stock or any resulting release or discharge of any obligation of the Company or the existence of any claim, set-off or other rights which the Participant may have at any time against the Company or any other person, whether in connection with the Plan or with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or counterclaim.

        Notwithstanding anything to the contrary in this Section 7, the Company shall not be required to make any Purchase Loan to a Participant if the making of such Purchase Loan will (i) cause the Company to violate any covenant or similar provision in any indenture, loan agreement or other agreement, or (ii) violate any applicable federal, state or local law, provided, that the failure to make such Purchase Loan shall be deemed to revoke the exercise of the related Purchase Award unless otherwise specified by the Participant or if the Company is not satisfied with the creditworthiness of the Participant.

(b) Interest. Interest on the principal balance of the Purchase Loan shall accrue annually, in arrears, at the Interest Rate.

(c) Term. The term of the Purchase Loan for any Participant shall begin on such Participant's Purchase Date and, subject to prepayment as provided in Sections 7(d) and 7(e), have a final maturity date of January 31, 2006. The Remaining Balance of the Purchase Loan shall be payable in three equal annual installments on January 31, 2004, January 31, 2005 and January 31, 2006, with the interest accruing (offset by Applied Dividends, if Criterion #1 was not achieved during the Performance Period) on the unpaid Remaining Balance payable annually, in arrears, on each such January 31.

(d)     Prepayments Not Related to Termination of Service.

(i) Dividends. To the extent the Participant is entitled to regular cash dividends on Common Stock purchased under the Plan, until the earlier of the achievement of Performance Criterion #1 or payment in full of the Purchase Loan (including accrued and unpaid interest), such dividends shall be delivered by the Company's stock transfer agent to the Company to offset (wholly or partially) the accrued interest on the Purchase Loan, pursuant to an irrevocable written direction given by the Participant. Upon and after the achievement of Performance Criterion #1, all such dividends shall be paid directly to the Participant. If, prior to the achievement of Performance Criterion #1, the Participant is entitled to regular cash dividends which exceed the accrued interest on the Purchase Loan, such excess shall be paid directly to the Participant.

(ii) Cash Payments with respect to Combination Deferred Award. In the event a Participant (or the estate of a deceased Participant) receives any cash payments with respect to the Participant's Deferred Performance Awards or Deferred Service Incentive Award or any cash payments made by the Company under Section 8(h)(i) after the earlier of (i) Termination of Service due to death or (ii) the end of the Performance Period, the Participant (or the Participant's estate) shall immediately (partially or wholly) prepay the principal balance of the Purchase Loan (or the accrued and unpaid interest thereon in the case of a cash payment with respect to Deferred Performance Award #1), to the extent, if any, that such principal balance (or such interest in the case of a cash payment with respect to Deferred Performance Award #1) remains unpaid at such time, with an amount equal to the full amount of all such cash payments upon receipt thereof.

(iii)Optional  Prepayments.  Any  Participant  (or  the  estate  of  a  deceased
     Participant) may prepay all of the Purchase Loan (including accrued and unpaid interest) at any time, but partial prepayments shall not be permitted.
(e) Prepayment Obligations Related to Termination of Service. In the event of a Participant's Termination of Service because of death, any outstanding balance (including accrued and unpaid interest) of the Purchase Loan shall be due and payable in full six months from the date of the Participant's death. In the event of a Participant's Termination of Service for any reason other than death, any outstanding balance (including accrued and unpaid interest) of the Purchase Loan shall be due and payable in full on the later of (i) the 90th day following such Termination of Service or (ii) the 90th day following the first date on which the Participant may sell the Common Stock purchased under the Plan without incurring liability under the federal securities laws, including Section 16 of the 1934 Act (limited, in the case of Section 16, to liability relating to purchases or sale of Common Stock or any derivative security occurring prior to the Termination of Service). If (i) a Participant's Termination of Service is due to death during the Performance Period or an involuntary Termination of Service without Cause during the Performance Period, (ii) on the date the outstanding balance of the Purchase Loan becomes due and payable pursuant to this Section 7(e), the aggregate Market Price of the Shares acquired under the Participant's Purchase Award is less than the sum of (x) the outstanding balance of the Purchase Loan (including accrued and unpaid interest) on such date, as reduced by any prepayment made pursuant to
     Section 7(d), and (y) the income and employment tax liability resulting from any cash payments with respect to the Combination Deferred Award, and
     (iii) if all Shares so acquired are still held by the Participant (or the Participant's estate), then, on such date (if so requested by the Participant or the Participant's estate) the Company shall accept from the Participant (or the Participant's estate) the surrender of all Shares so acquired by the Participant in full satisfaction of the outstanding balance of the Purchase Loan (including accrued and unpaid interest).

8.      COMBINATION DEFERRED AWARD - DESCRIPTION, PAYMENT AND FORFEITURE

(a) Combination Deferred Award. Upon any Participant's exercise of the Participant's Purchase Award, the Company shall grant the Participant a Combination Deferred Award, consisting of Deferred Performance Award #1, Deferred Performance Award #2, Deferred Performance Award #3 and Deferred Service Incentive Award, subject to the terms and conditions set forth in this Section 8. Any payment with respect to a Participant's Combination Deferred Award shall be made by the Company on its behalf and/or on behalf of the Subsidiary by which the Participant was employed on the Designated Payment Date. Any Subsidiary which so employed the Participant shall reimburse the Company for such payment. No payment shall be made by the Company with respect to any Participant's Combination Deferred Award until the Participant has made arrangements with respect to any federal, state or local tax withholding requirements applicable to such payment which are satisfactory to the Company

(b) Deferred Performance Award #1. In the event that Criterion #1 is achieved, each Participant then holding a Deferred Performance Award #1 shall become entitled to a deferred cash payment with respect thereto, subject to the terms and conditions set forth in this Section 8. On the Designated Payment Date, the Company shall pay to the Participant, with respect to Deferred Performance Award #1, a cash amount equal to the interest accrued and remaining unpaid on the Purchase Loan (after any application of Applied Dividends) as of the Designated Payment Date. Further, if Criterion #1 has been achieved during the Performance Period, but accrued interest on the Purchase Loan is payable on January 31, 2004, January 31, 2005 and /or January 31, 2006 pursuant to Section 7(c), then, on each such date, the Company shall pay to the Participant, with respect to Deferred Performance Award #1, a cash amount equal to the interest becoming payable on such date.
(c) Deferred Performance Award #2. In the event that Criterion #2 is achieved, each Participant then holding a Deferred Performance Award #2 shall become entitled to a deferred cash payment with respect thereto, subject to the terms and conditions set forth in this Section 8. On the Designated Payment Date, the Company shall pay to the Participant, with respect to Deferred Performance Award #2, a cash amount equal to one-third of the outstanding principal balance of the Purchase Loan as of the Designated Payment Date.

(d) Deferred Performance Award #3. In the event that Criterion #3 is achieved, each Participant then holding a Deferred Performance Award #3 shall become entitled to a deferred cash payment with respect thereto, subject to the terms and conditions set forth in this Section 8. On the Designated Payment Date, the Company shall pay to the Participant, with respect to Deferred Performance Award #3, a cash amount equal to one-third of the outstanding principal balance of the Purchase Loan as of the Designated Payment Date.

(e) Deferred Service Incentive Award. If the Service of a Participant who holds a Deferred Service Incentive Award is continuous from the Effective Date to the end of the Performance Period, the Participant shall become entitled to a deferred cash payment with respect to such award, subject to the terms and conditions set forth in this Section 8. On the Designated Payment Date, the Company shall pay to the Participant, with respect to the Deferred Service Incentive Award, a cash amount equal to one-third of the outstanding principal balance of the Purchase Loan as of the Designated Payment Date.

(f) Forfeiture of Combination Deferred Award Upon Certain Sales of Shares and Certain Prepayments of Purchase Loan. Notwithstanding any other provision of this Section 8, a Participant's Combination Deferred Award shall be immediately forfeited if the Participant, during the Performance Period, either (i) sells any Shares acquired under a Purchase Award or (ii) makes an optional prepayment on the Purchase Loan described in Section 7(d)(iii). A transfer of a Participant's Shares to a revocable trust as to which the Participant retains voting and investment power (which powers of revocation, voting and investment may be shared with the Participant's spouse) or a transfer to joint ownership with such Participant's spouse shall not be deemed a sale for purposes of this Section 8(f) and, solely for the purposes of this Plan, such Shares shall be deemed to be owned by the Participant.

(g) Application of Payments Made Pursuant to Section 8. Notwithstanding any other provision of this Section 8, an amount equal to the full amount of any payment made by the Company pursuant to this Section 8 with respect to a Deferred Performance Award and/or Deferred Service Incentive Award shall be immediately applied in accordance with Section 7(d)(ii) to prepay (partially or wholly) the principal balance of the Purchase Loan (or the accrued and unpaid interest thereon in the case of a cash payment with respect to Deferred Performance Award #1), to the extent, if any, that such principal balance (or such interest in the case of a cash payment with respect to Deferred Performance Award #1) remains unpaid on the Designated Payment Date.

(h)     Treatment of a Termination of Service.

(i) Upon a Participant's Termination of Service during the Performance Period for any reason except death, the Participant shall forfeit the Combination Deferred Award. Upon a Participant's Termination of Service during the Performance Period due to death, unless the Participant shall have previously forfeited the Combination Deferred Award pursuant to Section
     8(f), the Participant's estate shall be entitled to a cash payment with respect to (i) the Deferred Service Incentive Award calculated as if the Participant's Service had continued through the end of the Performance Period and (ii) any Deferred Performance Award as to which the related Performance Criterion has been achieved before the Participant's death. On the Designated Payment Date, the Company shall pay, to the deceased Participant's estate, the cash amount provided in this Section 8 with regard to each award described in the immediately preceding sentence.

(ii) If a Participant's Termination of Service is due to death during the Performance Period or an involuntary Termination of Service without Cause during the Performance Period and the Company accepts Shares acquired pursuant to the Participant's Purchase Award in full satisfaction of the Purchase Loan in accordance with the last sentence of Section 7(e), then, no later than the fifth business day following such acceptance, the Company shall pay to the Participant (or the Participant's estate) the cash amount necessary for the reimbursement of any income and employment taxes payable by the Participant (or the Participant's estate) as a result of (i) the acceptance by the Company of such Shares in satisfaction of the Purchase Loan, (ii) any payment made with respect to the Combination Deferred Award and (iii) the reimbursement payment made pursuant to this Section 8(h)(ii).

9.      SPECIAL DEFERRED AWARD

(a) Upon any Participant's exercise of the Participant's Purchase Award, the Company shall grant the Participant a Special Deferred Award, subject to the terms and conditions set forth in this Section 9. Any payment with respect to a Participant's Special Deferred Award shall be made by the Company on its behalf and/or on behalf of the Subsidiary by which the Participant was employed on the Designated Payment Date. Any Subsidiary which so employed the Participant shall reimburse the Company for such payment.

(b) In the event that the Special Criterion is achieved, each Participant then holding a Special Deferred Award shall be entitled to be reimbursed by the Company on the Designated Payment Date for the federal income tax payable on the amounts paid with respect to a Combination Deferred Award pursuant to Section 8, subject to the terms and conditions set forth in this Section 9. Such reimbursement shall be computed using the maximum marginal rate for ordinary taxable income in effect on the Designated Payment Date. The reimbursement for federal income tax under this
        Section 9 shall not itself be grossed up for any federal income tax payable as a result of this reimbursement.

(c) Notwithstanding any other provision of this Section 9, a Participant's Special Deferred Award shall be immediately forfeited if the Participant, during the Performance Period, either (i) sells any Shares acquired under a Purchase Award or (ii) makes an optional prepayment on the Purchase Loan described in Section 7(d)(iii). A transfer of a Participant's Shares to a revocable trust as to which the Participant retains voting and investment power (which powers of revocation, voting and investment may be shared with the Participant's spouse) or a transfer to joint ownership with such Participant's spouse shall not be deemed a sale for purposes of this
     Section 9(iii) and, solely for the purposes of this Plan, such Shares shall be deemed to be owned by the Participant.

(d)     Termination of Service.

        Upon a Participant's Termination of Service during the Performance Period for any reason except death, the Participant shall forfeit the Special Deferred Award. Upon a Participant's Termination of Service during the Performance Period due to death, unless the Participant shall have previously forfeited the Special Deferred Award pursuant to Section 9(c), the Participant's estate shall be entitled to be reimbursed by the Company an amount calculated in accordance with Section 9(b) if the related Special Criterion has been achieved before the Participant's death. On the Designated Payment Date, the Company shall reimburse the deceased Participant's estate the amount provided in this Section 9 with regard to the Special Deferred Award described in the immediately preceding sentence.

10.     PLAN ADMINISTRATION

The Plan shall be administered by the Committee. If at any time no Committee shall be in office, the functions of the Committee specified in the Plan shall be exercised by the "disinterested directors" on the Board (as defined in Rule 16b-3(c)(2) under the 1934 Act). Subject to the provisions of the Plan, the Committee shall interpret the Plan and make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan into effect. Among other things, the Committee shall have the authority, subject to the terms of the Plan, to determine (i) the individuals to whom the Purchase Awards are granted, (ii) the time or times the Purchase Awards are granted,
(iii) the Purchase Dates for such Purchase Awards, (iv) the basis for any Termination of Service, including whether or not it was for Cause or otherwise,
(v) the forms, terms and provisions of any documents under the Plan, including amending or modifying the terms of the Plan. Without limiting the foregoing, in the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, spin-off or any other change in the corporate structure or shares of the Company, the Committee may make such adjustments as it deems appropriate in the Performance Criteria and other terms of the Plan. Any action taken or determination made by the Committee pursuant to this paragraph and the other paragraphs of the Plan in which the Committee is given discretion shall be final and conclusive on all parties. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the entire Committee. The Committee may consult with counsel, who may be counsel to the Company, and such other advisors as the Committee may deem necessary and/or desirable, and the members of the Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel or any other advisor.


11.     AMENDMENT AND DISCONTINUANCE OF THE PLAN

The Board, upon the recommendation of the Committee, may amend, suspend or terminate the Plan at any time, subject to the provisions of this Section 11. No amendment, suspension or termination of the Plan may, without the consent of a Participant, adversely affect such Participant's rights under the Plan in any material respect.

12.     MISCELLANEOUS PROVISIONS

(a) Unsecured Status of Claim. Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any specific property or assets of the Company. No assets of the Company shall be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfillment of the Company's obligations under the Plan.

        Any and all of the Company's assets shall be, and shall remain, the general unpledged and unrestricted assets of the Company. The Company's obligations under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay employee compensation benefits in the future.

(b) Employment Not Guaranteed. Nothing contained in the Plan nor any action taken in the administration of the Plan shall be construed as a contract of employment or as giving a Participant any right to be retained in the Service of the Company.

(c) Nonassignability. No person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the deferred cash incentive, if any, payable under the Plan, or any part thereof, or any interest therein, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No portion of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, lien or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency. Any such transfer or attempted transfer in violation of the preceding provisions shall be considered null and void. In addition, no derivative security (as defined in Rule 16a-1(c), as promulgated by the Commission under the 1934 Act, or any successor definition adopted by the Commission) issued under the Plan shall be transferable by a Participant (to the extent transferable under the Plan) other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act of 1974 or the rules promulgated thereunder.

(d) Separability, Validity. Transactions under this Plan are intended to qualify under Rule 16b-3 of the 1934 Act. If any of the terms or provisions of this Plan conflict with the requirements of Rule 16b-3, then such terms and provisions shall be deemed inoperative to the extent they so conflict with such requirements. In the event that any provision of the Plan is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan.

(e) Withholding Tax. The Company shall, on its behalf and on behalf of its Subsidiaries, withhold from all benefits due under the Plan an amount sufficient to satisfy any federal, state and local tax withholding requirements; provided, however, that each Participant shall make arrangements satisfactory to the Company with respect to any such withholding requirements applicable to the payments provided in Section 8 with respect to the Participant's Combination Deferred Award prior to the making of such payments and any such withholding requirements applicable to any acceptance by the Company of Shares in satisfaction of a Participant's Purchase Loan pursuant to Section 7(e) prior to such acceptance.

(f) Applicable Law. The Plan shall be governed in accordance with the laws of the State of Utah without regard to the application of the conflicts of law provisions thereof. The obligation of the Company with respect to the grant and exercise of Purchase Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, as amended, and the rules and regulations of any securities exchange on which the Common Stock may be listed.

(g) Inurement of Rights and Obligations. The rights and obligations under the Plan shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, and the Participants and their beneficiaries.

(h) Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (A) if to the Company--at its principal business address to the attention of the Secretary; (B) if to any Participant--at the last address of the Participant known to the sender at the time the notice or other communication is sent.

(i) Exclusion from Pension and other Benefit Plan Computation. By exercise of a Purchase Award, each Participant shall be deemed to have agreed that such Purchase Award and any amounts paid with respect to a Deferred Performance Award or a Deferred Service Incentive Award under Section 8, as applicable, or with respect to a Special Deferred Award under Section 9, are special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Company or any of its Subsidiaries. In addition, the estate and each beneficiary of a deceased Participant shall be deemed to have agreed that such Purchase Award and any Deferred Performance Award, Deferred Service Incentive Award or Special Deferred Award, as applicable, will not affect the amount of any life insurance coverage, if any, provided by the Company or any of its Subsidiaries on the life of the Participant which is payable to such estate or beneficiary under any life insurance plan covering employees of the Company or any of its Subsidiaries.



                                                                     Exhibit A

                              UNION PACIFIC CORPORATION
                          FULL RECOURSE PROMISSORY NOTE

                                  ("PURCHASE NOTE")


$[                    ]                             [                  ], 1999


               FOR VALUE RECEIVED, the undersigned, (the "Borrower"), hereby promises to pay to UNION PACIFIC CORPORATION, a Utah corporation (the "Company"), or to the legal holder of this Purchase Note at the time of payment, the principal sum (the "Principal Sum") of [ ] ($ ) in lawful money of the United States of America. The Borrower also agrees to pay interest (computed on the basis of a 365 or 366 day year, as the case may be) on any portion of the Principal Sum that remains outstanding, from and after the effective date of this Purchase Note until the entire Principal Sum has been paid in full, at 6.02%, compounded annually; provided, however, that in no event shall such interest be charged to the extent it would violate any applicable usury law. The obligations represented by this Purchase Note shall be with full recourse to the Borrower. Each capitalized term used herein but not defined herein shall have the meaning assigned to such term in the Union Pacific Corporation Executive Stock Purchase Incentive Plan, as in effect on the date hereof (the "Plan"), regardless of whether such Plan shall remain in effect.

               The proceeds received by the Borrower shall be used solely to acquire shares of common stock, par value $2.50 per share, of the Company
("Stock") (the shares so acquired being hereinafter referred to as the "Shares").

               This Purchase Note is subject to the following further terms and conditions:

               1. Principal and Interest. Subject to Sections 7(d) and (e) of the Plan, the Principal Sum then outstanding and all accrued interest thereon shall become due and payable on January 31, 2006. Subject to Sections 7(d) and
(e) of the Plan, the Remaining Balance shall be payable in three equal annual installments on January 31, 2004, January 31, 2005 and January 31, 2006, with the interest accruing on the unpaid Remaining Balance payable annually, in arrears, on each such January 31.

               2. Payment and Prepayment. All payments and prepayments of the Principal Sum of and the accrued interest on this Purchase Note shall be made to the Company or its order, or to the legal holder of this Purchase Note or such holder's order, in lawful money of the United States of America (or by assignment of cash awards which may become payable to the Borrower (or the estate of the deceased Borrower) by the Company pursuant to the Plan and are required by the Plan and Section 3 hereof to be immediately repaid by the Borrower to the Company) at the principal offices of the Company (or at such other place as the holder hereof shall notify the Borrower in writing). If any date on which a payment shall be made is a Saturday, Sunday or legal holiday, then such payment shall be made on the next succeeding business day. Upon full and final payment of the Principal Sum of and interest accrued on this Purchase Note, it shall be surrendered to the Borrower.

               3.     Prepayments Not Related to Termination of Service.

               (a) Dividends. To the extent the Borrower is entitled to regular cash dividends on the Shares, until Performance Criterion #1 has been achieved, such dividends, if any, shall be applied by the Company to offset (wholly or partially) the accrued interest on the outstanding principal amount of the Purchase Note.

               (b) Cash Payments with respect to Combination Deferred Award. In the event the Borrower (or the estate of a deceased Borrower) receives any cash payments with respect to the Borrower's Deferred Performance Awards or Deferred Service Incentive Award or any cash payments made by the Company under Section 8(h)(i) of the Plan after the earlier of (i) Termination of Service due to death or (ii) the end of the Performance Period, the Borrower (or the Borrower's estate) shall immediately (partially or wholly) prepay the Principal Sum of this Purchase Note (or the accrued and unpaid interest in the case of a cash payment with respect to Deferred Performance Award #1), to the extent, if any, that the Principal Sum (or such interest in the case of a cash payment with respect to Deferred Performance Award #1) remains unpaid at such time, with an amount equal to the full amount of all such cash payments upon receipt thereof.

               (c) Optional Prepayments. The Borrower (or the estate of a deceased Borrower) may prepay all of this Purchase Note (including accrued and unpaid interest) at any time, but partial prepayments shall not be permitted.

               4. Prepayment Obligations Related to Termination of Service. In the event of the Borrower's Termination of Service because of death, any outstanding balance (including accrued and unpaid interest) of this Purchase Note shall be due and payable in full six months from the date of the Borrower's death. In the event of the Borrower's Termination of Service for any reason other than death, any outstanding balance (including accrued and unpaid interest) of this Purchase Note shall be due and payable in full on the later of
(i) the 90th day following such Termination of Service or (ii) the 90th day following the first date on which the Borrower may sell the Shares without incurring liability under the federal securities laws. If (i) a Borrower's Termination of Service is due to death during the Performance Period or an involuntary Termination of Service without Cause during the Performance Period,
(ii) on the date the outstanding balance of this Purchase Note becomes due and payable pursuant to this Section 4, the aggregate Market Price of the Shares acquired under the Borrower's Purchase Award is less than the sum of the outstanding balance of this Purchase Note (including accrued and unpaid interest) on such date and the income and payroll tax liability resulting from any cash payments with respect to the Combination Deferred Award, and (iii) if all Shares so acquired are still held by the Borrower (or the Borrower's estate), then, on such date (if so requested by the Borrower or the Borrower's estate), the Company shall accept from the Borrower (or the Borrower's estate) the surrender of all Shares so acquired by the Borrower in full satisfaction of the outstanding balance of this Purchase Note (including accrued and unpaid interest).

               5. Remedies . Each of the following shall be Events of Default under this Purchase Note:

               (a) the Borrower defaults in the due and punctual payment of all or any part of the principal of this Purchase Note when and as the same shall become due and payable, whether at the stated maturity thereof, by notice of or demand for prepayment, or otherwise;

               (b) the Borrower defaults in the due and punctual payment of any interest on this Purchase Note when and as such interest shall become due and payable and such default shall have continued for a period of five days;

               (c) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator; (ii) be generally unable to pay the Borrower's debts as such debts become due; (iii) make a general assignment for the benefit of the Borrower's creditors; (iv) commence a voluntary case under the United States Bankruptcy Code or any successor or similar provision (collectively the "Code");
(v) file a petition seeking to take advantage of any other law of any jurisdiction relating to bankruptcy, insolvency, or composition or readjustment of debts; (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against the Borrower in an involuntary case under the Code; or (vii) take any action for the purpose of effecting any of the foregoing;

               (d) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) the liquidation of the Borrower's assets, or the composition or readjustment of the Borrower's debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of any substantial part of the Borrower's assets, or (iii) similar relief in respect of the Borrower under any law of any jurisdiction relating to bankruptcy, insolvency, or the composition or readjustment of debts, and such proceedings or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for a period of sixty (60) days; or an order for relief against the Borrower shall be entered in an involuntary case under any bankruptcy, insolvency, composition, readjustment of debt, liquidation of assets or similar law of any jurisdiction; or

               (e) The Borrower has failed to make arrangements satisfactory to the Company under Section 11(e) of the Plan with respect to any applicable federal, state or local tax withholding requirements and such failure shall continue for 15 days after notice of such failure has been delivered to the Borrower by the Company.

               If an Event of  Default  specified  in clause  (c) or (d) of this
Section 5 shall exist, this Purchase Note shall automatically become immediately due and payable together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

               If an Event of Default other than those specified in clause (c) or (d) of this Section 5 shall exist, the holder of this Purchase Note may exercise any right, power or remedy permitted to such holder by applicable law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal of, and interest accrued on, this Purchase Note then outstanding to be, and this Purchase Note shall thereupon become, forthwith due and payable, without any presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, and the Borrower shall forthwith pay to the holder of this Purchase Note the entire principal of, and interest accrued on, this Purchase Note.

               6. Notice. For the purposes of this Purchase Note, notices, demands and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Borrower, to the address inserted below the Borrower's signature on the final page hereof, and, if to the Company, as follows:

               To the Company:

                      Union Pacific Corporation
                      1416 Dodge Street
                      Omaha, NE  68179
                      Attention:  Senior Vice President - Human Resources

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

               7. Expenses. Borrower agrees to pay any and all out-of-pocket costs and expenses, including without limitation, reasonable attorney's fees and disbursements, incurred by the Company in connection with the enforcement of any and all provisions of this Purchase Note and in regard to any defenses to this Purchase Note or counterclaims brought in the action to enforce this Purchase Note.

               8. Miscellaneous. (a) Failure or Indulgence Not a Waiver. No delay or failure by the Company or the holder of this Purchase Note in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the holder hereof of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

               (b) Assignment. This Purchase Note may be assigned only by the Company and the benefits and obligations thereof shall inure to the Company's successors and assigns.

               (c) Invalid Provisions. If any provision of this Purchase Note is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Purchase Note shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision by its severance herefrom. Any provision of this Purchase Note that is inapplicable to the Borrower as a result of the fact that the Borrower's position with the Company is in a non-production capacity shall not affect the balance of the Note.

               (d) Headings. The headings contained in this Purchase Note are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof.

               (e) Not an Employment Contract. Nothing in this Purchase Note shall confer upon the Borrower the right to continue in the employment of the Company or any of its affiliates or affect any rights which the Company or any Company affiliate may have to terminate the employment of the Borrower.

               (f) Governing Law. The provisions of this Purchase Note shall be governed by and construed in accordance with laws of the State of Utah, without giving effect to the choice of law principles thereof.

               (g) No Set-off. Borrower agrees that Borrower shall have no right of set-off for any amount that may be owed to Borrower by the Company, whether in connection with the Plan or with any unrelated transactions.





               IN WITNESS WHEREOF, this Purchase Note has been duly executed and delivered to the Company by the Borrower on the date first above written.




                                    Borrower

                                            Address:

                                            --------------------------------

                                            --------------------------------

                                            --------------------------------

                            (Please print carefully)

Witness: